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                                                                EXHIBIT 23.2


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated June 10, 1997 included in the Company's Form 10-KSB for the fiscal year ended March 31, 1997, our report dated April 17, 1996 included in the Company's Registration Statement No. 333-41118-D for the fiscal year ended March 31, 1996 and to all references to our Firm included in this Form S-8 Registration Statement.



Denver, Colorado,                            ARTHUR ANDERSEN LLP
October 3, 1997.